UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Palm, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29597	94-3150688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 W. Maude Avenue, Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 617-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 16, 2009, the compensation committee of Palm’s board of directors approved a bonus plan for the second half of fiscal year 2010. This plan provides that cash bonuses will be paid for the second half of fiscal year 2010 to executive officers and other employees based on the achievement of certain performance metrics – including revenue and operating income – and individual performance. The target bonuses for executive officers range from 50% to 100% of base salary. Payments to executive officers under the plan may be more or less than a target bonus as a function of Palm’s results or individual performance.

Item 8.01	Other Events

On December 16, 2009, the compensation committee of Palm’s board of directors amended Palm’s 2009 Stock Plan (the “Plan”) to provide that, notwithstanding other authority granted to the board of directors to administer the Plan, no discretionary award granted under the Plan to a director who is not a Palm employee (a “Non-Employee Director”) may be granted or modified by any person other than a committee of the board of directors comprised solely of Non-Employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PALM, INC.

Date: December 21, 2009	/s/ MARY E. DOYLE
Mary E. Doyle
Senior Vice President, General Counsel and Secretary

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